Exhibit 10.1

AZITRA, INC.

February 6, 2025

Re:	Letter Agreement

Dear Purchaser:

Reference is made to that certain Amended and Restated Securities Purchase Agreement, dated as of February [  ], 2025 (the “A&R Securities Purchase Agreement”), by and between Azitra, Inc. (the “Company”) and the undersigned purchaser. The A&R Securities Purchase Agreement amended that certain Securities Purchase Agreement, dated February 4, 2025 (the “Original SPA”), between the Company and undersigned for the purpose of reducing the number of shares of Common Stock to be issued in the offering contemplated by the Original SPA from an aggregate offering amount of $929,995.05 of shares to $695,001.76 of shares in order to comply with Section 713 of the NYSE American Company Guide as directed by staff members at the NYSE American to the Company (such reduction in the offering amount, the “Reduced Offering Amount”). Capitalized terms used herein but not otherwise defined shall have the meaning set forth in the A&R Securities Purchase Agreement.

In connection with the undersigned’s agreement to enter into the A&R Securities Purchase Agreement, the Company hereby agrees to issue the undersigned a Common Stock Purchase Warrant (the “New Warrant” and the shares of Common Stock issuable upon exercise of the New Warrant, the “New Warrant Shares”) to purchase a number of shares of Common Stock equal to 90% of the number of Shares that the undersigned purchased pursuant to the A&R Securities Purchase Agreement, which New Warrant shall be substantially in the form as reflected in Exhibit A hereto, will be exercisable six months and one day after the date hereof, and have a term of exercise of five (5) years, and an exercise price per share equal to the greater of the (i) book value or (ii) market value of the Common Stock as determined under NYSE American Rules. Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto.

In consideration of the foregoing, and to settle any potential disputes arising from the Reduced Offering Amount as documented in the A&R Securities Purchase Agreement, the undersigned waives any claims it has, may have, or may have had to be compensated by the Company for any buy-in associated with respect to the issuance by the Company of a reduced number of Shares as a result of the Reduced Offering Amount.

The undersigned represents and warrants that, as of the date hereof it is, and on each date on which it exercises any New Warrants it will be, an “accredited investor” as defined in Rule 501 of the Securities Act, and agrees that the New Warrants will contain restrictive legends when issued, and neither the New Warrants nor the shares of Common Stock issuable upon exercise of the New Warrants will be registered under the Securities Act, except as provided in Annex A attached hereto. Also, the undersigned represents and warrants that it is acquiring the New Warrants as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the New Warrants (this representation is not limiting the undersigned’s right to sell the New Warrant Shares pursuant to an effective registration statement under the Securities Act or otherwise in compliance with applicable federal and state securities laws).

The undersigned understands that the New Warrants and the New Warrant Shares are not, and may never be, registered under the Securities Act, or the securities laws of any state and, accordingly, each certificate, if any, representing such securities shall bear a legend substantially similar to the following:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

Certificates evidencing the New Warrant Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such New Warrant Shares is effective under the Securities Act, (ii) following any sale of such New Warrant Shares pursuant to Rule 144 under the Securities Act, (iii) if such New Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the New Warrant), without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such New Warrant Shares and without volume or manner-of-sale restrictions, (iv) if such New Warrant Shares may be sold under Rule 144 (assuming cashless exercise of the New Warrant) and the Company is then in compliance with the current public information required under Rule 144 as to such New Warrant Shares, or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission and the earliest of clauses (i) through (v), the “Delegend Date”)). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Delegend Date if required by the Company and/or the Transfer Agent to effect the removal of the legend hereunder, or at the request of the undersigned, which opinion shall be in form and substance reasonably acceptable to the undersigned. From and after the Delegend Date, such New Warrant Shares shall be issued free of all legends. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this Section, it will, no later than one (1) Trading Day following the delivery by the undersigned to the Company or the Transfer Agent of a certificate representing the New Warrant Shares issued with a restrictive legend (such one (1) Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the undersigned a certificate representing such shares that is free from all restrictive and other legends or, at the request of the undersigned shall credit the account of the undersigned’s prime broker with the Depository Trust Company System as directed by the undersigned.

In addition to the undersigned’s other available remedies, the Company shall pay to a undersigned, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of New Warrant Shares (based on the VWAP of the Common Stock on the date such New Warrant Shares are submitted to the Transfer Agent) delivered for removal of the restrictive legend, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the undersigned by the Legend Removal Date a certificate representing the New Warrant Shares so delivered to the Company by the undersigned that is free from all restrictive and other legends and (b) if after the Legend Removal Date the undersigned purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the undersigned of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that the undersigned anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of the undersigned’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of New Warrant Shares that the Company was required to deliver to the undersigned by the Legend Removal Date and for which the undersigned was required to purchase shares to timely satisfy delivery requirements, multiplied by (B) the weighted average price at which the undersigned sold that number of shares of Common Stock.

The Company shall file a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereunder on or prior to 9:30 a.m. Eastern time on the date hereof. From and after the filing of such Current Report on Form 8-K, the Company represents to you that it shall have publicly disclosed all material, non-public information delivered to you by the Company, or any of its respective officers, directors, employees or agents in connection with the transactions contemplated hereunder. In addition, effective upon the issuance of such Current Report on Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and you and your Affiliates on the other hand, shall terminate.

No later than the first (1st) Trading Day following the date hereof, the closing shall occur at such location as the parties shall mutually agree. The Company shall deliver the wet-ink original New Warrants to the undersigned at the address included in the signature page hereto.

The Company acknowledges and agrees that the obligations of the undersigned under this letter agreement are several and not joint with the obligations of any other purchaser that acquired securities pursuant to the A&R Securities Purchase Agreement (each, an “Other Purchaser”) under any other agreement related thereto, and the undersigned shall not be responsible in any way for the performance of the obligations of any Other Purchaser or under any other agreement. Nothing contained in this letter agreement, and no action taken by the undersigned pursuant hereto, shall be deemed to constitute the undersigned and the Other Purchaser as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the undersigned and the Other Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement and the Company acknowledges that the undersigned and the Other Purchasers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement or any other agreement. The Company and the undersigned confirm that the undersigned has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The undersigned shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this letter agreement, and it shall not be necessary for any Other Purchaser to be joined as an additional party in any proceeding for such purpose. For the avoidance of doubt, this letter agreement is between the Company and the undersigned. No other persons or entities are a party to this letter agreement. Neither party to this letter agreement is relying on any other persons or entities having entered into an agreement relating to the subject matter of this letter agreement in deciding whether and on what terms to enter into this letter agreement.

The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof until six (6) months after the date hereof, that none of the terms offered to any Other Purchaser with respect to any agreement (or any amendment, modification or waiver thereof) relating to warrants that were issued as a result of the subject matter related hereto, is or will be more favorable to such Other Purchaser than those of the undersigned and this letter agreement unless such terms are concurrently offered to the undersigned. If, and whenever on or after the date hereof until six (6) months after the date hereof, the Company enters into such an agreement described in the prior sentence with the Other Purchaser, then (i) the Company shall provide notice thereof to the undersigned promptly following the occurrence thereof and (ii) the terms and conditions of this letter agreement shall be, without any further action by the undersigned or the Company, automatically amended and modified in an economically and legally equivalent manner such that the undersigned shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such agreement with the Other Purchaser (including the issuance of additional warrant shares), provided that upon written notice to the Company at any time the undersigned may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this letter agreement shall apply to the undersigned as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the undersigned. The undersigned acknowledges that a similar provision may be included in any agreement with any Other Purchaser relating to the subject matter herein.

This letter agreement shall be construed and enforced in accordance with the laws of the State of New York, without regards to conflicts of laws principles. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby.

***************

Sincerely yours,

AZITRA, INC.

By:
Name:
Title:

Accepted and Agreed to:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

New Warrants: (90% of total Shares Purchased): ___________

Beneficial Ownership Blocker: ☐ 4.99% or ☐ 9.99%

Address for Delivery of New Warrants:

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the signatory of the letter agreement (the “undersigned”):

a)	SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

b)	Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

c)	No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this letter agreement.

d)	Registration Obligations. The Company shall prepare and file with the Commission a registration statement relating to the resale of the New Warrant Shares by the holder of the New Warrants under the Securities Act and use commercially reasonable best efforts to cause such registration statement to be declared effective by the Commission on or prior to the Initial Exercise Date (as such term is defined in the New Warrants).

e)	Trading Market. The transactions contemplated under this letter agreement comply with all the rules and regulations of the NYSE American.

f)	Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this letter agreement, other than: (i) the filings required pursuant to this letter agreement, (ii) application(s) or notice to each applicable Trading Market for the listing of the New Warrants and New Warrant Shares for trading thereon in the time and manner required thereby, (iii) the filing of Form D with the Commission, if required, and (iv) such filings as are required to be made under applicable state securities laws.

g)	Form D; Blue Sky Filings. If required, the Company agrees to timely file a Form D with respect to the New Warrants and New Warrant Shares as required under Regulation D and to provide a copy thereof, promptly upon request of any Holder. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the New Warrants and New Warrant Shares for, sale to the Holder at Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Holder.

h)	Participation in Future Financing.

h.1.	From the date hereof until the date that is the twenty four (24) month anniversary of the execution date of this letter agreement, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), the undersigned shall have the right to participate in up to an amount of the Subsequent Financing equal to 12.5% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

h.2.	Between the time period of 4:00 pm (New York City time) and 6:00 pm (New York City time) on the Trading Day immediately prior to the Trading Day of the expected announcement of the Subsequent Financing (or, (1) if the Trading Day of the expected announcement of the Subsequent Financing is the first Trading Day following a holiday or a weekend (including a holiday weekend), between the time period of 4:00 pm (New York City time) on the Trading Day immediately prior to such holiday or weekend and 2:00 pm (New York City time) on the day immediately prior to the Trading Day of the expected announcement of the Subsequent Financing, or (2) if the Company does not engage in the proposed Subsequent Financing until after 6:00 pm (New York City time) and the expected announcement of the Subsequent Financing is the same Trading Day or the following Trading Day after such engagement, then within two (2) hours of the expected announcement of the Subsequent Financing, or (3) if the Subsequent Financing is an “intra-day” financing, within two (2) hours of the expected announcement of the Subsequent Financing, or (3), if the Subsequent Financing), the Company shall deliver to the undersigned a written notice of the Company’s intention to effect a Subsequent Financing (a “Subsequent Financing Notice”), which notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet and transaction documents relating thereto as an attachment.

h.3.	If the undersigned desires to participate in such Subsequent Financing, the undersigned must provide written notice to the Company by 6:30 am (New York City time) on the Trading Day following the date on which the Subsequent Financing Notice is delivered to the undersigned (provided, if such Subsequent Notice Financing is delivered in accordance with Section h.2(2) or (3) above, the undersigned must provide written notice to the Company within one hour following receipt of such Subsequent Financing Notice) (the “Notice Termination Time”) that the undersigned is willing to participate in the Subsequent Financing, the amount of the undersigned’s participation, and representing and warranting that the undersigned has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from the undersigned as of such Notice Termination Time, the undersigned shall be deemed to have notified the Company that it does not elect to participate in such Subsequent Financing.

h.4.	If, by the Notice Termination Time, notifications by the undersigned of its willingness to participate in the Subsequent Financing (or to cause their designees to participate) is less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

h.5.	The Company must provide the undersigned with a second Subsequent Financing Notice, and the undersigned will again have the right of participation set forth above in this Section h, if the definitive agreement related to the initial Subsequent Financing Notice is not entered into for any reason on the terms set forth in such Subsequent Financing Notice within two (2) Trading Days after the date of delivery of the initial Subsequent Financing Notice.

h.6.	The Company and the undersigned agree that, if the undersigned elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision that, directly or indirectly, will, or is intended to, exclude the undersigned from participating in a Subsequent Financing, including, but not limited to, provisions whereby the undersigned shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this letter agreement, without the prior written consent of the undersigned. In addition, the Company and the undersigned agree that, in connection with a Subsequent Financing, the transaction documents related to the Subsequent Financing shall include a requirement for the Company to issue a widely disseminated press release by 9:30 am (New York City time) on the Trading Day of execution of the transaction documents in such Subsequent Financing (or, if the date of execution is not a Trading Day, on the immediately following Trading Day) that discloses the material terms of the transactions contemplated by the transaction documents in such Subsequent Financing.

h.7.	Notwithstanding anything to the contrary in this Section h and unless otherwise agreed to by the undersigned, the Company shall either confirm in writing to the undersigned that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that the undersigned will not be in possession of any material, non-public information, by 9:30 am (New York City time) on the second (2nd) Trading Day following date of delivery of the Subsequent Financing Notice. If by 9:30 am (New York City time) on such second (2nd) Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by the undersigned, such transaction shall be deemed to have been abandoned and the undersigned shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

h.8.	Notwithstanding anything to the contrary pursuant to the undersigned’s (and its Affiliates) rights to its Participation Maximum pursuant to this Section h, if the number of shares of Common Stock issuable to the undersigned (and its Affiliates) pursuant to any proposed Subsequent Financing, when aggregated with all other shares of Common Stock beneficially owned by the undersigned (and its Affiliates) at such time of such Subsequent Financing, would result in the undersigned (and its Affiliates) beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act) in excess of 4.99% (or 9.99% at the election of the undersigned) of the then issued and outstanding Common Stock outstanding at the closing of the Subsequent Financing (the “Beneficial Ownership Maximum”), then in lieu of receiving shares of Common Stock in a Subsequent Financing that would result in the undersigned (and its Affiliates) exceeding the Beneficial Ownership Maximum, the undersigned (and its Affiliates) shall receive Common Stock Equivalents (such as pre-funded Common Stock purchase warrants) with a beneficial ownership blocker in the form of Section 2(e) of the New Warrants, mutatis mutandis, in order for the undersigned (and its Affiliates) to maintain a beneficial ownership at or below the Beneficial Ownership Maximum.

h.9.	Notwithstanding the foregoing, this Section h shall not apply in respect of an Exempt Issuance. “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this letter agreement, provided that such securities have not been amended since the date of this letter agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the period from the execution date of this letter agreement until the Initial Exercise Date, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.